UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
May 16, 2007

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 South Main Street Minot, ND 58701
(Address of principal executive offices, including zip code)

(701) 837-4738
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

_________________________________________________________________________________________

ITEM 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

            On May 16, 2007, the Board of Trustees of Investors Real Estate Trust (the “Company”) adopted amendments (the “Amendments”) to certain provisions of the Company’s Second Restated Trustees’ Regulations (Bylaws) (the “Bylaws”).  The purpose of the Amendments is to:

(1)   provide that the membership of the Audit, Compensation, Executive and Nominating Committees of the Board of Trustees, as specified in Article V of the Bylaws, shall consist of at least three trustees; and

(2)   enable the Company to comply with rules promulgated by the Nasdaq Stock Market, LLC requiring NASDAQ-listed issuers to be eligible for a Direct Registration Program (such as the one currently administered by the Depository Trust Company) by January 1, 2008.  A Direct Registration Program permits an investor’s ownership of shares to be recorded and maintained on the books of the issuer or the transfer agent electronically, without the issuance of a physical share certificate.  The Nasdaq rules do not mandate the elimination of physical certificates for those shareholders who still want to have a physical share certificate, and the Amendments adopted by the Company’s Board of Trustees to Article VI of the Bylaws accordingly permit certificated shares as well as uncertificated shares.

Additionally, the Amendments corrected certain typographical and other immaterial errors and minor inconsistencies in the use of defined terms.

To give effect to the Amendments, the Company’s Board of Trustees approved and adopted Amended and Restated Bylaws (the “Third Restated Trustees’ Regulations (Bylaws)”), which are attached to this Current Report as Exhibit 3.1 and are incorporated into this Item 5.03 by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.                 Description

3.1                                                              Third Restated Trustees’ Regulations (Bylaws).

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

By:	/s/ Timothy P. Mihalick
Timothy P. Mihalick
Senior Vice President & Chief Operating Officer

Date:   May 16, 2007